Exhibit 99.1

PFSweb Contact:
Mike Willoughby	Todd Fromer / Garth Russell
Chief Executive Officer	Investor Relations
or Thomas J. Madden	KCSA Strategic Communications
Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com

PFSweb Adjourns Annual Meeting Until Tuesday, July 16th

ALLEN, Texas, July 3, 2013 – PFSweb, Inc. (Nasdaq: PFSW), an international provider of end-to-end eCommerce solutions, today announced that its 2013 Annual Meeting of Stockholders has been adjourned without conducting any business and will be reconvened on Tuesday, July 16, 2013, at 10:00 am Central Time at the Hilton Garden Inn in Allen, Texas. The record date for stockholders entitled to vote at the Annual Meeting remains May 24, 2013.

The Company’s Board of Directors decided to adjourn the annual meeting in order to provide the Company with additional time to solicit additional votes to approve the proposals to declassify the Board and adopt majority voting for the uncontested election of directors.

Voting remains open by telephone, the Internet or mail prior to the annual meeting to shareholders of record at the close of business on May 24, 2013. Shareholders who have already voted need not submit another vote unless they wish to change their votes. See the information in the Company’s proxy statement regarding voting procedures.

“Although the Company has received positive feedback from its major shareholders in support of the proposals to declassify the Board and adopt majority voting for the uncontested election of directors, we have not yet achieved the required number of votes to approve such proposals. As a result, PFSweb is adjourning the annual meeting in order to reach out to smaller shareholders who have not yet voted,” stated Mike Willoughby, CEO of PFSweb. “These proposals have received the support of ISS, a leading independent proxy and corporate governance advisory firm, and are part of an ongoing effort by the Company’s Board to align PFSweb with best practices in corporate governance. We urge all shareholders to vote their proxies as soon as possible.”

Each of these proposals, which require the affirmative vote of 75% of the outstanding shares, is described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the SEC and available from the Company and on its website.

Stockholders who have already voted need not take any action on these proposals, although they may change their vote at any time prior to the reconvened Annual Meeting by executing a new proxy, revoking a previously given proxy as set forth in PFSweb’s proxy statement, or by calling 800-652-8683.

This communication may be deemed to be solicitation material and investors and security holders of the Company are advised to read the proxy statement and any other relevant documents filed with the SEC because they contain important information about the proposals and the Annual Meeting. Investors and stockholders may obtain free copies of the proxy statement and other documents filed by the Company free of charge at the SEC’s Web site at www.sec.gov or in the Investor Relations section of the Company’s Web site at www.pfsweb.com. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to PFSweb, Inc., Attn: Secretary, Telephone (972) 881-2900.

About PFSweb, Inc.

PFSweb is engaged by iconic brands to enable and manage customized eCommerce and omni-channel commerce initiatives. PFSweb’s iCommerce Hub(SM) technology ecosystem offers retailers a multi-channel order management system that allows partner/client data integration and international payment processing. PFSweb’s iCommerce Professional Service(SM) provides interactive marketing services, eCommerce web site development and support services, IT development services, product content management, customer intelligence and relationship and account management services. PFSweb’s iCommerce Centers of Excellence(SM) provides global fulfillment and logistics, high-touch customer care and client financial services.

Together, PFSweb’s iCommerce Solutions allow for international reach and expertise in both direct-to-consumer and business-to-business initiatives. PFSweb supports organizations across multiple industries including Procter & Gamble, L’Oreal, LEGO, Columbia Sportswear, Sorel, Carter’s, AAFES, Riverbed, Ricoh, Hawker Beechcraft Corp, Roots Canada Ltd., Diageo, BCBGMAXAZRIA, BCBGENERATION and HERVÉ LÉGER BY MAX AZRIA. PFSweb is headquartered in Allen, TX with additional locations in Tennessee, Mississippi, Canada, Belgium, and the Philippines.

To find out more about PFSweb (NASDAQ: PFSW), visit the company’s website at http://www.PFSweb.com.

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the three months ended March 31, 2013 identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual and Quarterly Reports of the Company and the Risk Factors described therein. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

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